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Exhibit 99.1

FORM OF
INSTRUCTIONS AS TO USE OF SUBSCRIPTION RIGHTS STATEMENTS
ONCONOVA THERAPEUTICS, INC.

Please consult Maxim Group LLC, the Dealer-Manager for the Rights Offering,
or your bank or broker as to any questions.

        The following instructions relate to a rights offering (the "Rights Offering") by Onconova Therapeutics, Inc., a Delaware corporation ("Onconova"), to the holders of record of its common stock, $0.01 par value (the "Common Stock") participating warrant holders, as described in Onconova's prospectus dated                  , 2016 (the "Prospectus"). Each holder of record of Common Stock and each participating warrant holder at the close of business on                  , 2016 (the "Record Date") will receive, at no charge, a non-transferable subscription right (the "Subscription Right") for each share of Common Stock held or underlying the participating warrants held at the Record Date.

        Subscription Rights exercisable into an aggregate of                  Units of Onconova ("Units") are being distributed in connection with the Rights Offering. Each Unit is comprised of             share of Common Stock and            warrant to purchase an additional share of Common Stock. Each whole Subscription Right is exercisable, upon payment of $            in cash (the "Subscription Price"), to purchase one Unit (the "Basic Subscription Right"). In addition, each Subscription Right also carries the right to subscribe at the Subscription Price for additional Units that are not purchased by other holders pursuant to their Basic Subscription Right (to the extent available, and subject to proration) (the "Over-Subscription Privilege"). A holder is entitled to exercise an Over-Subscription Privilege only if the holder fully exercises the Basic Subscription Right. See "The Rights Offering" in the Prospectus.

        No fractional Subscription Rights or cash in lieu thereof will be issued or paid. Fractional Subscription Rights will be rounded down to the nearest whole number.

        The Subscription Rights will expire at 5:00 PM Eastern Time, on                  , 2016, unless extended ("the "Expiration Date"). If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. Onconova will not be required to issue shares to you if the Subscription Agent receives your Subscription Rights Statement or your subscription payment after that time. Onconova has the option to extend the Rights Offering in its sole discretion, although it does not presently intend to do so. Onconova may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Expiration Date. If Onconova elects to extend the Rights Offering, Onconova will issue a press release announcing the extension no later than 9:00 AM Eastern Time, on the next business day after the most recently announced Expiration Date of the Rights Offering.

        The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Rights Statement. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Rights Statement and returning the Subscription Rights Statement with your payment to the Subscription Agent in the envelope provided.

        Warrants that are issued as a component of the Unit pursuant to the exercise of the Basic Subscription Rights and Over-Subscription Privilege entitle the holder to purchase one share of Common Stock at an exercise price (subject to adjustment) of $            per share from the date of issuance through their expiration date. The Warrants are exercisable for cash, or solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis. The Warrants may be redeemed for $            per Warrant if Onconova's Common Stock closes above $            per share for 10 consecutive trading days. See "The Rights Offering" in the Prospectus.

        YOUR SUBSCRIPTION RIGHTS STATEMENT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE AND TIME. PAYMENT OF THE SUBSCRIPTION PRICE OF ALL SUBSCRIPTION RIGHTS EXERCISED, INCLUDING

SUBSCRIPTION RIGHTS PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE AND TIME. ONCE YOU EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU CANNOT REVOKE THE EXERCISE OF SUCH SUBSCRIPTION RIGHTS. SUBSCRIPTION RIGHTS NOT VALIDLY EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE. IN CASE YOU HOLD SUBSCRIPTION RIGHTS THROUGH A BROKER OR OTHER NOMINEE, YOU SHOULD VERIFY WITH YOUR BROKER OR NOMINEE BY WHEN YOU MUST DELIVER YOUR INSTRUCTION.

        1.     Subscription Rights.    To exercise Subscription Rights, complete your Subscription Rights Statement and send your properly completed and executed Subscription Rights Statement, together with payment in full of the Subscription Price for each Unit subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege, to the Subscription Agent. PLEASE DO NOT SEND SUBSCRIPTION RIGHTS STATEMENTS OR PAYMENTS TO ONCONOVA. The method of delivery of the Subscription Rights Statement and the payment of the Subscription Price to the Subscription Agent is at your election and risk. Subscription Rights Statements and payments must be received by the Subscription Agent prior to the Expiration Date and Time. If you send your Subscription Rights Statement and payment by mail, then they should be sent by registered mail, to arrive before the Expiration Date. If more Units are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, additional Units will be allocated pro rata among holders, as described in the Prospectus. The Subscription Rights are non-transferable, and may not be sold, transferred, assigned or given away to anyone.

        2.     Acceptance of Payments.    Payments will be deemed to have been received by the Subscription Agent only upon the (i) receipt of a cashier's check drawn against a U.S. bank payable to "Wells Fargo Bank, N.A., as Subscription Agent for Onconova Therapeutics, Inc.," (ii) receipt of a wire transfer of immediately available funds directly to the account maintained by Wells Fargo Bank, N.A., as Subscription Agent for purposes of accepting subscriptions in this Rights Offering at Wells Fargo Bank, N.A., ABA 121000248, Credit: Stock Transfer Clearing Account 000-10-67-899, For further credit to Onconova Therapeutics, Inc., and name of Subscription Rights holder.

        3.     Contacting the Subscription Agent or Dealer-Manager.    The address of the Subscription Agent is shown below. Delivery to an address other than shown below does not constitute valid delivery.

By Mail:
 Wells Fargo Bank, N.A.
Shareowner Services
Voluntary Corporate Actions
P.O. Box 64858
St. Paul, Minnesota 55164-0858

By Hand or Overnight Courier:
 Wells Fargo Bank, N.A.
Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota 55120

        If you have other questions or need assistance, please contact the dealer-manager for the Rights Offering:

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Attention Syndicate Department
Email: syndicate@maximgrp.com
Telephone: (212) 895-3745

        4.     Partial Exercises; Effect of Over- and Under-Payments.    If you exercise less than all of the Subscription Rights evidenced by your Subscription Rights Statement, and make the choice to submit an additional exercise request you must contact the dealer-manager for a new Subscription Rights Statement. If you choose to have a new Subscription Rights Statement sent to you, you may not receive any such new Subscription Rights Statement in sufficient time to permit exercise of the Subscription Rights evidenced thereby. If you do not indicate the number of Units to be subscribed for on your Subscription Rights Statement, or if you indicate a number of Units that does not correspond with the aggregate Subscription Price payment you delivered, you will be deemed to have subscribed for the maximum number of Units that may be subscribed for, under both the Basic Subscription Right and the Over-Subscription Privilege, for the aggregate Subscription Price you delivered. If the Subscription Agent does not apply your full Subscription Price payment to your purchase of Units, then the Subscription Agent will return the excess amount to you, without interest or deduction, as soon as practicable after the Expiration Date. If you subscribe for fewer than all of the Units represented by your Subscription Rights Statement, then the unexercised Subscription Rights will become null and void on the Expiration Date.

        5.     Deliveries to Holders.    The following deliveries and payments to you will be made to the address shown on the face of your Subscription Rights Statement:

          (a)   Basic Subscription Right.    The shares of Common Stock and Warrants that are purchased pursuant to the valid exercise of Basic Subscription Rights to purchase Units will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of Common Stock or participating warrants. The Subscription Agent will arrange for the issuance of the Common Stock and Warrants as soon as practicable after the expiration of the Rights Offering, payment for the Units subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your shares of Common Stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights.

          (b)   Over-Subscription Privilege.    The shares of Common Stock and Warrants that are purchased pursuant to the valid exercise of Over-Subscription Privileges to purchase additional Units will also be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of Common Stock or participating warrants. The Subscription Agent will arrange for the issuance of the Common Stock and Warrants as soon as practicable after the expiration of the Rights Offering, payment for the Units subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your shares of Common Stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights.

          (c)   Excess Payments.    If you exercised your Over-Subscription Privilege and are allocated less than all of the Units for which you wished to oversubscribe, then your excess Subscription Price payment for Units that were not allocated to you will be returned by the Subscription Agent to you, without interest or deduction, as soon as practicable after the Expiration Date.

        6.     Execution.

          (a)   Execution by Registered Holder.    The signature on the Subscription Rights Statement must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Statement without any alteration or change whatsoever. Persons who sign the Subscription Rights Statement in a representative or other fiduciary capacity must indicate their capacity when signing.

          (b)   Execution by Person Other Than Registered Holder.    If the Subscription Rights Statement is executed by a person other than the holder named on the face of the Subscription Rights Statement, YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT www.stai.org.

        7.     Method of Delivery.    The method of delivery of Subscription Rights Statements and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to and receipt by the Subscription Agent prior to the Expiration Date.

        8.     No Revocation.    If you exercise any of your Basic Subscription Rights or Over-Subscription Privilege, you will not be permitted to revoke or change the exercise or request a refund of monies paid. You should not exercise your Subscription Rights unless you are sure that you wish to purchase Units at the Subscription Price. Once you exercise your Subscription Rights, you cannot revoke the exercise of such Subscription Rights even if you later learn information that you consider to be unfavorable and even if the market price of our Common Stock is below the Subscription Price.

        9.     Special Provisions Relating to the Exercise of Subscription Rights through the Depository Trust Company.    In the case of Subscription Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Subscription Rights may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Subscription Rights exercised pursuant to the Subscription Right by each beneficial owner of Subscription Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each Unit subscribed for. Banks, brokers and other nominee holders of Subscription Rights who exercise the Basic Subscription Right and the Over-Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and Onconova as to the aggregate number of Subscription Rights that have been exercised, and the number of Units that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Subscription Rights Statement, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Over-Subscription Privilege) be entitled to assume that such Statement is exercised on behalf of a single beneficial owner.

        10.   Questions and Request for Additional Materials.    For questions regarding the Rights Offering, assistance regarding the method of exercising Subscription Rights or for additional copies of relevant documents, please contact the dealer-manager for the Rights Offering as follows:

Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Attention Syndicate Department
Email: syndicate@maximgrp.com
Telephone: (212) 895-3745

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  Exhibit 99.1
FORM OF INSTRUCTIONS AS TO USE OF SUBSCRIPTION RIGHTS STATEMENTS ONCONOVA THERAPEUTICS, INC.
Please consult Maxim Group LLC, the Dealer-Manager for the Rights Offering, or your bank or broker as to any questions.